Full Year **2014**

Investor Update

About JLL

JLL is a leading provider of real estate services and investment management, creating value for corporations and investors across the globe.

- **230 corporate offices; 80 countries**
- **Approximately 58,000 employees**
- **Experienced executive leadership**
  - Six-member Global Executive Board; combined 90-year tenure
  - 300+ International Directors
- **10-year fee revenue CAGR = 17%**
  - 80% organic and 20% from M&A
- **60+ mergers and acquisitions**
- **Investment-grade balance sheet**
  - Moody's Baa2 (Stable)
  - S&P BBB (Stable)
  - Upgraded by S&P Dec. 2014

Trading Information

Listing ....NYSE

Ticker ....JLL

Market Cap (Feb. 2015) .....$7.3 billion

Contact Us

JLL Global Headquarters | 200 E Randolph Drive Chicago IL 60601 | www.jll.com | +1 312 782 5800

JLL Investor Relations
JLLInvestorRelations@am.jll.com

Service Offers & Global Diversification: Fee Revenue $4.7 Billion



Property & Facility Mgmt.
23%
LaSalle
8%
Advisory & Other
10%
Project & Development Services
9%
Capital Markets
17%
33%
Leasing
Asia Pacific
19%
LaSalle
8%
EMEA
28%
45%
Americas

FY 2014 Consolidated Performance

- Full-year fee revenue up 18% from 2013
- Growth led by Leasing, up 17%, and Property & Facility Management, up 15% on a fee revenue basis
- Adjusted operating income margin calculated on a fee revenue basis of 10.9%, up from 9.7% in 2013
  - Incentive fees and equity earnings expected to taper
- Successful capital raise by LaSalle Investment Management; nearly $9 billion committed in 2014

Long History of Profitable Growth



Fee Revenue
~4x
$1,167
$4,702
2004
2014
Adjusted Operating Income
~5x
$95
$510
2004
2014
Market Cap
~6x
$1,247
$7,317
2004
Feb 2015

Note: All amounts in $ millions. 2004 market cap based on peak share price in the year. Current market cap based on February 2015 share price.

February 2015 1

Key Characteristics

- **Growth-oriented, globally integrated real estate firm**
  - Occupier advisory and facility management services for tenants and corporates
  - Leasing, management, financing and sales for property owners
  - Real estate investment management for private and public equity investors
- **Operational excellence**
  - Productivity focus
  - Broad research capabilities
  - Strategic data & IT investments
- **Financial strength**
  - Investment-grade balance sheet; Moody's Baa2 (Stable) / S&P BBB (Stable)
    - $2.0B credit facility maturing in 2020
    - $275M, 4.4% coupon LT Senior Notes maturing 2022
    - Strong cash generator
    - Disciplined acquirer
  - Long-term value creation
    - Market share expansion
    - Margin focused
- **Premium global brand**
- **Collaborative culture with highest ethical standards**

FORTUNE WORLD'S MOST ADMIRED COMPANIES 2015

2014 WORLD'S MOST ETHICAL COMPANIES® WWW.ETHISPHERE.COM

2014 World's Best Outsourcing Advisors IAOP

Strong Cash Generator

Key Financial Metrics

($ millions except per share and margin data)	FY 2014	FY 2013	FY 2012
Fee Revenue	$ 4,702	$ 4,027	$ 3,640
Adjusted Operating Income	$ 510	$ 389	$ 340
Adjusted EPS	$ 8.69	$ 6.32	$ 5.48
Adjusted EBITDA	$ 651	$ 498	$ 437
Adjusted EBITDA Margin	13.8%*	12.4%	12.0%
Net Debt	**$ 163**	**$ 437**	**$ 538**

* Consolidated EBITDA margin excluding incremental incentive fees and equity earnings expanded by 60 bps in 2014 over 2013

Balance Sheet

$ millions	FY 2014	FY 2013	FY 2012
Cash	$ 250	$ 153	$ 152
Short Term Borrowings	$ 20	$ 25	$ 32
Credit Facility	$ –	$ 155	$ 169
Net Bank Debt	$ (230)	$ 27	$ 49
LT Senior Notes	275	275	275
Deferred Acquisition Obligations	118	135	214
Total Net Debt	**$ 163**	**$ 437**	**$ 538**

5-Year[1] Cash Deployment = $1.3 billion
(Cash from Operations = $1.7b plus Net Debt decrease =$360m)



Acquisitions
50%
(30% upfront, 20% deferred)
4%
Other Financing Activities²
6%
Dividends
CapEx (primarily IT)
33%
7%
Co-Investment

(1) Full years 2014, 2013, 2012, 2011, 2010
(2) Other Financing Activities include debt issue costs and share activity related to taxes on stock awards

© 2015 Jones Lang LaSalle IP, Inc. All rights reserved. No part of this publication may be reproduced by any means, whether graphically, electronically, mechanically or otherwise howsoever, including without limitation photocopying and recording on magnetic tape, or included in any information store and/or retrieval system without prior written permission of Jones Lang LaSalle IP, Inc.

JLL February 2015 2